Exhibit 10.10

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (the “Amendment”) made as of June 26, 2018, by and between SHIRE HUMAN GENETIC THERAPIES, INC., a Delaware corporation (the “Sublessor”) and KINIKSA PHARMACEUTICALS CORP., a Delaware corporation (the “Sublessee”).

BACKGROUND

A.                                    AMAG Pharmaceuticals, Inc., a Delaware corporation (“AMAG”), Sublessor’s predecessor in interest, and The Trustees of the 92 Hayden Avenue Trust, under Declaration of Trust dated August 18, 1983 (“Prime Lessor”), entered into a Lease dated May 22, 2008, as amended by a Consent to Assignment Agreement and Amendment to Lease among AMAG, Prime Lessor and Sublessor dated June 10, 2013 and a First Amendment to Lease dated November 24, 2015 (as amended, the “Prime Lease”), pursuant to which Prime Lessor as landlord leased to Sublessor as tenant the three (3) story building on the site known as 100 Hayden Avenue, Lexington, Massachusetts, containing approximately 55,924 square feet of rentable floor area as shown on Exhibit D of the Prime Lease (the “Leased Premises”) located on the Land as described in the Prime Lease; and

B.                                    The Prime Lease is scheduled to expire on August 31, 2021; and

C.                                    Sublessor and Sublessee entered into a Sublease Agreement dated as of March 13, 2018 (the “Sublease”), pursuant to which Sublessee subleased a portion of the Leased Premises consisting of approximately 25,067 rentable square feet, consisting of the entire third (3rd) floor (approximately 20,969 rentable square feet) and approximately 4,098 rentable square feet on the first floor in the Building as further described in the Sublease (together, the “Subleased Premises”).

D.                                    Sublessor and Sublessee desire to amend the Sublease to add to the Subleased Premises approximately 2,177 rentable square feet, consisting of 2,157 located on the first floor of the Building and 20 rentable square feet located on the second floor of the Building, as delineated on Exhibit A attached hereto (the “Expansion Space”) which shall increase the rentable area of the Subleased Premises from 25,067 rentable square feet to 27,244 rentable square feet.

E.                                     Capitalized terms not defined in this Amendment shall have the meaning provided by the Sublease.

NOW, THEREFORE, for and in consideration of the covenants and agreements set forth in this Amendment, and intending to be legally bound, Sublessor and Sublessee agree as follows:

1.                                      Demise; Term.

1.1.                            Demise.  Sublessor hereby subleases the Expansion Space to Sublessee, and Sublessee hereby subleases the Expansion Space from Sublessor, together with all fixtures installed in the Expansion Space by or for the benefit of Sublessor, and also together with all appurtenances and rights ancillary to the Expansion Space.  The Expansion Space is subleased to Sublessee on the same terms as provided in the Sublease except as otherwise expressly provided herein.  From and after the Expansion Space Commencement Date the Subleased Premises shall include the Expansion Space and Sublessee’s Share shall increase from 44.8% to 48.72%. and Sublessee shall be entitled to use ninety (90) parking spaces for Sublessee’s exclusive use.

1.2.                            Term.  The term of the sublease of the Expansion Space to Sublessee shall begin (the “Expansion Premises Commencement Date”) on the date that this Amendment has been executed and delivered by Sublessor and Sublessee and that Sublessor and Sublessee have received the Prime Lessor’s Consent (as defined in Section 6.1 of this Amendment) and shall be coterminous with the Sublease Term.

1.3                               Early Occupancy.  Sublessee shall have the right to occupy the Expansion Premises from and after the Expansion Premises Commencement Date without being obligated to pay any Monthly Base Rent prior to Base Rent Commencement Date but Sublessee shall pay Additional Rent beginning on the date of early occupancy.

2.                                      Rent.

Section 2.1 of the Sublease is deleted and replaced with the following:

2.1.                            Monthly Base Rent.  Sublessee shall pay rent (“Monthly Base Rent”) as follows during the Sublease Term. Beginning on the August 1, 2018 (the “Base Rent Commencement Date”), Sublessee shall pay rent on the original 25,067 rentable square foot portion of the Subleased Premises in an amount equal to Sixty-Six Thousand Eight Hundred Forty-Five and 33/100 Dollars ($66,845.33) per month.  Beginning on October 1, 2018, Sublessee shall pay rent on the full 27,244 rentable square foot Subleased Premises in an amount equal to Seventy-Two Thousand Six Hundred Fifty and 66/100 Dollars ($72,650.66) per month, and not later than the first (1st) day of each month thereafter.

3.                                      Expansion Premises Accepted “AS-IS”.

Sublessor hereby represents and warrants to Sublessee that the Expansion Premises and all systems servicing the Expansion Premises are in good working order and condition, reasonable wear and tear excepted.  Sublessor shall deliver the Expansion Premises broom clean, which Sublease Premises are accepted by Sublessee in their present condition, “AS-IS,” without any representation or warranty by Sublessor, subject to the state of title on the date of this Amendment, and also subject to all applicable legal requirements and any violation of legal requirements which may exist on the date of this Amendment.  Sublessee has examined and approved the Expansion Premises and acknowledges that all improvements and fixtures included in the Expansion Premises are in good condition and working order.  Sublessor shall have no obligation to make any improvements to the Expansion Premises or provide Sublessee any allowance for so doing.

4.                                      Security Deposit. $220,000

5.                                      Tenant’s Work and Available Allowance.

Tenant’s Work shall include the improvements described in Exhibit B hereto.  The Available Allowance shall be increased from $250,670.00 to $272,440.00.

6.                                      Prime Lessor’s Consent.

6.1.                            Sublease Conditioned Upon Consent.  This sublease of the Expansion Space is subject to, and conditioned upon, Sublessor’s obtaining the written consent of Prime Lessor to this Amendment (the “Prime Lessor’s Consent”).

6.2.                            Delivery of Information.  Sublessee shall promptly deliver to Sublessor any information reasonably required by Prime Lessor (in connection with the Prime Lessor’s Consent) with respect to the nature and operation of Sublessee’s business and/or the financial condition of Sublessee.

6.3.                            Agreements for Benefit of Prime Lessor.  Sublessor and Sublessee hereby agree, for the benefit of Prime Lessor, that neither this Amendment nor the Prime Lessor’s Consent shall:

6.3.1.                              create privity of contract between Prime Lessor and Sublessee;

6.3.2.                              be deemed to amend the Prime Lease in any way (unless Prime Lessor shall have expressly agreed in writing to such amendment); or

6.3.3.                              be construed as a waiver of Prime Lessor’s right to consent to any assignment of the Prime Lease by Sublessor or any further subletting of the Premises.

6.4.                            Fee.  Any fee charged by Prime Lessor in connection with the Prime Lessor’s Consent shall be paid by Sublessor.

6.5.                            Effect of Failure to Obtain Prime Lessor’s Consent.  If the Prime Lessor’s Consent is required under the Prime Lease and Prime Lessor fails to consent to this Amendment within thirty (30) days after the execution and delivery of this Amendment by the parties, either Sublessor or Sublessee may terminate this Amendment by giving written notice to the other at any time thereafter, but before Prime Lessor grants such consent.  Upon such termination, (A) Sublessor will return any prepaid rent to Sublessee, (B) this Amendment will become null and void, and (C) neither party will have any liability or obligation to the other under this Amendment.

7.                                      Brokers.

Sublessor and Sublessee represent and warrant to each other that no broker or finder other than TWRBJ and CBRE (the “Brokers”), were instrumental in arranging or bringing about this transaction and that there are no claims or rights for commissions, finders’ fees or other compensation (collectively, “compensation”) by any person or entity other than the Brokers.  Sublessor shall be solely responsible for all compensation payable to the Brokers, pursuant to a separate agreement between Sublessor and Brokers.  If any broker or finder asserts a claim for compensation based upon any actual or alleged contact, dealings or communication with Sublessor or Sublessee, then the party through whom such broker or finder makes its claim shall indemnify and hold the other party (the “Indemnified Party”) harmless from and against any and all claims, damages, judgments, suits, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys’ fees and court costs) suffered or incurred by or brought against the Indemnified Party in connection with such claim for compensation.

8.                                      Miscellaneous.

8.1.                            Interpretation of Sublease.  The headings and captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of its provisions.  Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.

8.2.                            Governing Law; Jurisdiction and Venue.  This Amendment and the Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

8.3.                            No Recording.  Neither this Amendment nor any memorandum or short form thereof may be recorded by Sublessee.

8.4.                            Survival.  Any covenants set forth in this Amendment which, by their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Amendment, shall survive the expiration or earlier termination of this Amendment.

8.5.                            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8.6.                            Transmission of Sublease by Facsimile or PDF.  The transmission of a signed counterpart of this Amendment by facsimile or by portable document file (“PDF”) shall have the same force and effect as delivery of an original signed counterpart of this Amendment, and shall constitute valid and effective delivery for all purposes.  If either party delivers a signed counterpart of this Amendment by transmission of a facsimile or PDF, it shall also send promptly thereafter by overnight courier or personal delivery a signed original counterpart of this Amendment to the other party, but failure to do so shall not render this Amendment void or voidable by either party.

8.7.                            Binding Effect; Assignment.  Subject to Article 7 of the Sublease, this Amendment shall be binding upon, and inure to the benefit of, the parties to this Amendment and their respective successors and assigns.

8.8.                            Entire Agreement; Requirement for Writing.

8.8.1.                              This Amendment and the Exhibits attached to this Amendment contain the final and entire agreement of Sublessor and Sublessee and are intended to be an integration of all prior negotiations and understandings.  Neither Sublessor nor Sublessee shall be bound by any covenants, agreements, statements, representations or warranties, oral or written, not contained in this Amendment.

8.8.2.                              No change or modification to this Amendment shall be valid unless the same is in writing and signed by the parties to this Amendment.

8.8.3.                              No waiver of any of the provisions of this Amendment shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

8.9.                            Severability.  If any provision of this Amendment, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Amendment and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

8.10.                     Time of Essence.  Time is of the essence of each and every provision of this Amendment of which time is an element.

8.11.                     Drafts not an Offer to Enter into a Legally Binding Contract. The submission of a draft of this Amendment by one party to another is not intended by either party to be an offer to enter into a legally binding contract.  The parties shall be legally bound pursuant to the terms of this Amendment only if and when Sublessor and Sublessee have fully executed and delivered to each other a counterpart of this Amendment.

8.12.                     Full Force and Effect.  As modified by this Amendment the Sublease is in full force and effect.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Amendment as of the day and year first above written.

SUBLESSOR:

SHIRE HUMAN GENETIC THERAPIES, INC.

By:	/s/ Michael Connor
Name: Michael Connor
Title: Head of Global Real Estate

SUBLESSEE:

KINIKSA PHARMACEUTICALS CORP.

By:	/s/ Thomas Beetham
Name: Thomas Beetham
Title: EVP

EXHIBIT A

EXPANSION SPACE

EXHIBIT B

DESCRIPTION OF TENANT’S WORK

Kiniksa is constructing a 3324 sq/ft facility, to support development and manufacturing of current and future products.  The facility will consist of one large research and development area, four dedicated development spaces, four clean rooms, and mechanical space.  The mechanical space will be adjacent to the pre-existing fire control room of which will be unaltered during construction.   Below is a diagram of the proposed lab space design.

To support manufacturing and development activities, 962 sq/ft will be modified to allow for cold chain storage, equipment storage, and consumables.  The common break room adjacent to the proposed storage room will not part of the construction activities.

EXHIBIT C

BILL OF SALE

THIS SPECIAL WARRANTY BILL OF SALE (“Bill of Sale”) is effective as of June 28, 2018, by SHIRE HUMAN GENETIC THERAPIES, INC., a Delaware limited liability company (“Seller”) in favor KINIKSA PHARMACEUTICALS CORP., a            corporation (“Buyer”).

BACKGROUND

WHEREAS, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller, all of Seller’s right, title and interest in and to all furniture, equipment and other personal property owned by Seller (the “FF&E”) located at 100 Hayden Avenue, Lexington, Massachusetts, and listed in Exhibit A attached hereto and made a part hereof (“Subleased Premises”).

NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt of which shall be a condition to the effectiveness of the following grant and conveyance, Seller does hereby grant, convey, transfer, bargain, sell, deliver and set over, all of Seller’s right, title and interest in and to the FF&E owned by Seller located at the Subleased Premises to Buyer, its successors and assigns.

Seller hereby warrants that Seller has the authority to transfer its interest in the FF&E and that Seller has good and marketable title to the FF&E, free and clear of all liens, claims, encumbrances and rights of other and that it will warrant and defend such title forever against all claims and demands whatsoever resulting from claims occurring prior to the effective date hereof.

Seller makes no representations, express or implied, as to the condition, usefulness or state of function or repair of the FF&E including without limitation, warranties of fitness or merchantability, it being expressly understood that the FF&E is being sold to Buyer “As is, Where is”, with all faults.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on the day and year first written above.

SHIRE HUMAN GENETIC THERAPIES, INC.

By:	/s/ Michael Connor
Name:	Michael Connor
Title:	Head of Global Real Estate

1

EXHIBIT A TO BILL OF SALE

FF&E Inventory

In addition to the foregoing, the FF&E shall include all furniture, fixtures and equipment physically located in the Expansion Premises as of April    , 2018.

2

SECOND AMENDMENT TO SUBLEASE AGREEMENT

THIS SECOND AMENDMENT TO SUBLEASE AGREEMENT (the “Amendment”) made as of July 17, 2018, by and between SHIRE HUMAN GENETIC THERAPIES, INC., a Delaware corporation (the “Sublessor”) and KINIKSA PHARMACEUTICALS CORP., a Delaware corporation (the “Sublessee”).

BACKGROUND

A.                                    AMAG Pharmaceuticals, Inc., a Delaware corporation (“AMAG”), Sublessor’s predecessor in interest, and The Trustees of the 92 Hayden Avenue Trust, under Declaration of Trust dated August 18, 1983 (“Prime Lessor”), entered into a Lease dated May 22, 2008, as amended by a Consent to Assignment Agreement and Amendment to Lease among AMAG, Prime Lessor and Sublessor dated June 10, 2013 and a First Amendment to Lease dated November 24, 2015 (as amended, the “Prime Lease”), pursuant to which Prime Lessor as landlord leased to Sublessor as tenant the three (3) story building on the site known as 100 Hayden Avenue, Lexington, Massachusetts, containing approximately 55,924 square feet of rentable floor area as shown on Exhibit D of the Prime Lease (the “Leased Premises”) located on the Land as described in the Prime Lease; and

B.                                    The Prime Lease is scheduled to expire on August 31, 2021; and

C.                                    Sublessor and Sublessee entered into a Sublease Agreement dated as of March 13, 2018 (the “Original Sublease”), as amended by that certain First Amendment to Sublease dated as of June 26, 2018 (the “First Amendment” and collectively with the Original Sublease, the “Sublease”), pursuant to which Sublessee subleased a portion of the Leased Premises consisting of approximately 27,244 rentable square feet in the Building as further described in the Sublease (together, the “Subleased Premises”).

D.                                    Sublessor and Sublessee desire to amend the Sublease to correct a scrivener’s error in the calculation of the electricity charges in Section 4.1.2 of the Original Sublease.

E.                                     Capitalized terms not defined in this Amendment shall have the meaning provided by the Sublease.

NOW, THEREFORE, for and in consideration of the covenants and agreements set forth in this Amendment, and intending to be legally bound, Sublessor and Sublessee agree as follows:

1.                                      Electricity, Janitorial.

Section 4.1.2 of the Original Sublease is deleted and replaced with the following:

“Electricity, Janitorial.  Sublessor shall pay the costs of electrical service provided to the Sublease Premises determined as follows: (i) Sublessee at its costs shall cause the first floor Subleased Premises to be sub-metered and shall pay the costs of monthly meter readings and electrical costs for service to the first floor

1

Subleased Premises; (ii) Sublessee shall pay the following amount each year for electrical service for the third floor Subleased Premises: $3.10/square foot in equal monthly installments of $5,416.99.  Sublessee shall contract directly for, and pay the costs of, janitorial services for the laboratory portions of the Subleased Premises, and janitorial services for all other portions of the Subleased Premises shall be provided by Prime Lessor. Sublessee shall pay Sublessee’s Share of the costs of electrical service and common area janitorial services provided in the Building by Prime Lessor or Sublessor.”

2.                                      Miscellaneous.

2.1.                            Interpretation of Sublease.  The headings and captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of its provisions.  Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.

2.2.                            Governing Law; Jurisdiction and Venue.  This Amendment and the Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

2.3.                            No Recording.  Neither this Amendment nor any memorandum or short form thereof may be recorded by Sublessee.

2.4.                            Survival.  Any covenants set forth in this Amendment which, by their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Amendment, shall survive the expiration or earlier termination of this Amendment.

2.5.                            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

2.6.                            Transmission of Sublease by Facsimile or PDF.  The transmission of a signed counterpart of this Amendment by facsimile or by portable document file (“PDF”) shall have the same force and effect as delivery of an original signed counterpart of this Amendment, and shall constitute valid and effective delivery for all purposes.  If either party delivers a signed counterpart of this Amendment by transmission of a facsimile or PDF, it shall also send promptly thereafter by overnight courier or personal delivery a signed original counterpart of this Amendment to the other party, but failure to do so shall not render this Amendment void or voidable by either party.

2.7.                            Binding Effect; Assignment.  Subject to Article 7 of the Sublease, this Amendment shall be binding upon, and inure to the benefit of, the parties to this Amendment and their respective successors and assigns.

2

2.8.                            Entire Agreement; Requirement for Writing.

2.8.1.                              This Amendment contains the final and entire agreement of Sublessor and Sublessee and are intended to be an integration of all prior negotiations and understandings.  Neither Sublessor nor Sublessee shall be bound by any covenants, agreements, statements, representations or warranties, oral or written, not contained in this Amendment.

2.8.2.                              No change or modification to this Amendment shall be valid unless the same is in writing and signed by the parties to this Amendment.

2.8.3.                              No waiver of any of the provisions of this Amendment shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

2.9.                            Severability.  If any provision of this Amendment, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Amendment and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

2.10.                     Time of Essence.  Time is of the essence of each and every provision of this Amendment of which time is an element.

2.11.                     Drafts not an Offer to Enter into a Legally Binding Contract. The submission of a draft of this Amendment by one party to another is not intended by either party to be an offer to enter into a legally binding contract.  The parties shall be legally bound pursuant to the terms of this Amendment only if and when Sublessor and Sublessee have fully executed and delivered to each other a counterpart of this Amendment.

2.12.                     Full Force and Effect.  As modified by this Amendment the Sublease is in full force and effect.

3

2.12.1.                       IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Amendment as of the day and year first above written.

SUBLESSOR:

SHIRE HUMAN GENETIC THERAPIES, INC.

By:	/s/ Michael Connor
Name: Michael Connor
Title: Head of Global Real Estate

SUBLESSEE:

KINIKSA PHARMACEUTICALS CORP.

By:	/s/ Thomas Beetham
Name: Thomas Beetham
Title: EVP

4